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                                                                    Exhibit 4(g)

                                                                 Amended 2/14/90

                                RIGHTS AGREEMENT
                                ----------------

         This RIGHTS AGREEMENT, dated as of August 22, 1988 (this Agreement"), is made and entered into by and between The Lamson & Sessions Co., an Ohio corporation (the Company"), and National City Bank, a national bank (the "Rights Agent").

                                    RECITALS
                                    --------

         WHEREAS, on August 22, 1988, the Board of Directors of the Company authorized and declared a dividend distribution of one right ("Right") for each share of Common Stock, without par value, of the Company (a "Common Share") outstanding as of the close of business on September 7, 1988 (the "Record Date"), each Right initially representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and further authorized and directed the issuance of one Right with respect to each Common Share issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Distribution Date (as hereinafter defined); and

         WHEREAS, on February 14, 1990, the Board of Directors approved and the Company and the Rights Agent executed, Amendment No. 1 to Rights Agreement, pursuant to which this Agreement has been amended and restated as of February 14, 1990;
                 NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                 Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person (other than the Company or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding; provided, however, that a Person shall not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding, unless subsequent to such reduction
(i) such Person or any Affiliate or Associate of such Person shall become the Beneficial Owner of any additional Common Shares other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (2) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

         (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after
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the passage of time) pursuant to any agreement, arrangement or understanding
(whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

         (ii)which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

         (iii) of which any other Person is the Beneficial Owner if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; and PROVIDED, FURTHER, that nothing in this paragraph shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in an underwriting syndicate pursuant to an agreement to which the Company is a party until the expiration of 40 calendar days after the date of such acquisition.

         (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of Ohio or New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

         e) "Close of Business" on any given date shall mean 5:00 P.M., Cleveland time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to the Company shall mean the Common Stock, without par value, of the Company; provided, however, that, if the Company is the continuing or surviving corporation in a transaction described in Section 11.(a)(ii) or Section 13(a)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock or equity security with the greatest aggregate voting power of the Company. "Common Shares" when used with reference to any corporation or other legal entity, other than the Company, including an Issuer (as defined in Section 13(b) hereof), shall mean the capital stock or equity security with the greatest aggregate voting power of such corporation or other legal entity.

         (g) "Company" shall mean The Lamson & Sessions Co., an Ohio corporation.
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         (h) "Distribution Date" shall mean the earliest of (i) the Close of
Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the Share Acquisition Date, (ii) the Close of Business on the tenth calendar day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by a majority of the Directors of the Company) after the date of the commencement of a tender or exchange offer by any Person (other than the Company or any Related Party), if upon the consummation thereof such Person would be the Beneficial Owner of 15% or more of the outstanding Common Shares, and (iii) the Close of Business on the tenth calendar day after the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) of the first occurrence of a Triggering Event.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "Expiration Date" shall mean the earlier of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, and (iii) the time at which all exercisable Rights are exchanged as provided in Section 11.(o) hereof.

         (k) "Final Expiration Date" shall mean the tenth anniversary of the Record Date.

         (l) "Flip-in Event" shall mean any event described in clauses (A), (B) or (C) of Section 11.(a) (ii) hereof.

         (m) "Flip-over Event" shall mean any event described in subsections
(i), (ii) or (iii) of Section 13(a) hereof.

         (n) "Issuer" shall have the meaning set forth in Section 13(b) of this Agreement.

         (o) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

         (p) "Person" shall mean any individual, firm, corporation, partnership or other legal entity, and shall include any successor (by merger or otherwise) of such entity.

         (q) "Preferred Shares" shall mean shares of Cumulative Redeemable Serial Preference Stock, Series II, without par value, of the Company having the rights and preferences set forth in the Form of Amendment to Amended Articles of Incorporation attached to this Agreement as Exhibit A.

         (r) "Purchase Price" shall mean initially $47 per one one-hundredth of a Preferred Share and shall be subject to adjustment from time to time as provided in this Agreement.

         (s) "Redemption Price" shall mean $.01 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

         (t) "Related Person" shall mean (i) any Subsidiary of the Company or
(ii) any employee benefit or stock ownership plan of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.
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         (u) "Right" shall have the meaning set forth in the Recitals to this
Agreement.

         (v) "Right Certificates" shall mean certificates evidencing the Rights, in substantially the form of Exhibit B attached hereto.

         (w) "Rights Agent" shall mean National City Bank, and its successors and assigns.

         (x) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (y) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

         (z) "Subsidiary" of any Person shall mean any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

         (aa) "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

         (bb) "Triggering Event" shall mean any Flip-in Event or Flip-over
Event.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time act as Co- Rights Agent or appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

         Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing Common Shares registered in the names of the record holders thereof (which certificates representing Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares, and (iii) the transfer of any certificates evidencing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the Common Shares evidenced by such certificates.

         (b) Rights will be issued by the Company in respect of all Common Shares issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the Distribution Date. Certificates evidencing such Common Shares shall bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or quoted, or to conform to usage:
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         This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Lamson & Sessions Co. and National City Bank, dated as of August 22, 1988 (the "Rights Agreement"), the terms of which are incorporated herein by this reference and a copy of which is on file at the principal executive offices of The Lamson & Sessions Co. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. The Lamson & Sessions Co. will mail to the holder of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         (c) As soon as practicable after the Distribution Date, the Rights Agent shall Rend, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the Address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held, subject to adjustment. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (d) As soon as practicable after the Record Date, the Company will send, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company as of such date, a copy of a Summary of Rights to Purchase Preferred Stock in substantially the form attached hereto as Exhibit C.

         Section 4. FORM OF RIGHT CERTIFICATES. (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth as Exhibit B hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares or Rights may from time to time be listed or quoted, or to conform to usage. Subject to Sections 11.(i) and 22 hereof, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the Purchase Price set forth therein, but the number and type of securities purchasable upon exercise of each Right at the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Right Certificate issued pursuant to Sections 3, 6, 7(c), 11.(i) or 22 hereof that represents Rights the Beneficial Owner of which is any Acquiring Person or any Associate or Affiliate of an Acquiring Person, and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, shall be subject to and bear the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock
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exchange or any transaction reporting system on which the Common Shares or the
Rights may from time to time be listed or quoted, or to conform to usage:

         The Rights represented by this Right Certificate were issued to, or beneficially owned by, a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances Specified in the Rights Agreement.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the principal office of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any transaction reporting system on which the Common Shares or the Rights may from time to time be listed or quoted, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. TRANSFER. SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
CERTIFICATES: MUTILATED. DESTROYED. LOST OR STOLEN RIGHT CERTIFICATES. (a) Subject to Sections 14 and 7(d) hereof, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right
Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Preferred Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent designated for such purpose. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
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           (b)     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expense incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE 15(B) OF: PRICE: EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the Purchase Price for each one one-hundredth of a Preferred Share as to which such surrendered Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11.(a)(ii) or 13(a) hereof, as the case may be, together with an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof at or prior to the close of business on the Expiration Date; provided, however, that after the later of the first occurrence of a Triggering Event and the Distribution Date, in lieu of the cash payment payable to the Company referred to in this sentence, the registered holder of a Right Certificate evidencing exercisable Rights (which shall not include Rights that have become void pursuant to Section 11.(a)ii) hereof) may, at its option, exercise the Rights evidenced thereby in whole or in part in accordance with this Section 7(a) upon surrender of the Right Certificate as described above together with an election to exercise such Rights without payment of cash on the reverse side thereof duly completed. With respect to any Rights as to which such an election to exercise without payment of cash is made, the holder shall receive, upon exercise, a number of Common Shares or other securities, as the case may be, having a current market value equal to the difference between (i) the current market value of the Common Shares or other securities, as the case may be, that would have been issuable upon payment of the cash amount as described above, and (ii) the amount of cash that would have been payable to the Company upon exercise absent such election. For purposes of this Section 7(a), the current market value of any security shall be current market price thereof (determined pursuant to the applicable provisions of Section 11.(d) hereof in the case of Common Shares, and determined in a similar manner in the case of any other security) on the Trading Day immediately preceding the date of the first occurrence of any Triggering Event.

         (b) Subject to Sections 7(d) and 11.(a)(ii) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by either payment as described above or a duly completed election to exercise without payment of cash, the Rights Agent shall promptly (i) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depository agent, requisition from the depository agent depository receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depository agent) and the Company
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will direct the depository agent to comply with such request, (ii) promptly after receipt of such certificates (or depository receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of Common Shares to be issued in lieu of Preferred Shares and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (iv) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) if appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11.(al(iii) hereof, (vi) if appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by
Section 11(1) hereof.

         (c) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to Section 14 hereof.

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer of any Rights Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         (e) Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification or registration in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates and deliver a certificate of destruction thereof to the Company.

         Section 9. COMPANY COVENANTS CONCERNING SNARES AND RIGHTS. The Company covenants and agrees that:

         (a) It will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights.

         (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on a national securities exchange, it will endeavor to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance.

         (c) It will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) delivered upon exercise of Rights, at the time of delivery of the certificates for such shares, shall be (subject to payment of the Purchase Price) duly and validly authorized and issued, fully paid and nonassessable shares, free and clear of any liens, encumbrances or other adverse claims and not subject to any rights of call or first refusal.

         (d) It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights; Provided, however, it will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depository receipts representing Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         (e) It will use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; Provided, however, that the Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

         (f) Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Riqhts.

         (g) In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Sections 11, 13 and 14 hereof, it will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

         Section 10. RECORD DATE. Each Person in whose name any certificate representing Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including without limitation the right to vote, receive dividends or other distributions or exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE. NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provide in this Section 11.

         (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date upon exercise of a Right, shall be proportionately adjusted 80 that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he or she would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11.(a)(i) and Section 11.(a)(ii) hereof or Section 13 hereof, the adjustment provided for in this Section 11.(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11.(a)
(ii) or Section 13 hereof.

         (ii) Subject to the provisions of Section 11.(o) hereof, in the event that (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination, other than in a transaction subject to Section 13 hereof, (2) merge or otherwise combine with any Subsidiary of the Company, (3) in one or more transactions (other than in connection with the exercise or exchange of Rights or the exercise or conversion of securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfer any assets to the Company or any Subsidiary of the Company in exchange (in whole or in part) for shares of any class of capital stock of the Company or any Subsidiary of the Company or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company, or otherwise obtain from the Company or any Subsidiary of the Company, with or without consideration, any additional shares of any class of capital stock of the Company or any Subsidiary of the Company or securities exercisable for or convertible into shares of any class of capital stock of the Company or of any Subsidiary of the Company (other than as part of a pro rata distribution to all holders of such shares of any class of capital stock of the Company or any Subsidiary of the Company), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one or more transactions) of any assets (including securities) to, from, with or of, as the case may be, the Company or any Subsidiary of the Company, other than in a transaction subject to Section 13 hereof, (5) receive any compensation from the Company or any Subsidiary of the Company other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any Subsidiary of the Company;

         (B) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any Subsidiary of the Company, or any other transaction or series of transactions involving the Company or any Subsidiary of the Company (whether or not with or into or otherwise involving an Acquiring Person) other than a transaction subject to Section 13 hereof, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities or of securities exercisable for or convertible into equity securities of the Company or any Subsidiary of the Company which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person; or

         (C) any Person (other than the Company or any Related Person) who or which, together with all Affiliates and Associates of such Person, shall at any time after the date of this Agreement become an Acquiring Person (other than pursuant to any transaction set forth in Section 13(a) hereof);

then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, in lieu of Preferred Shares, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11.(d) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event, (1) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement, (2) no Right Certificate shall be issued pursuant to this Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (3) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (4) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be canceled.

         (iii) Upon the occurrence of a Flip-in Event, if there shall not be sufficient authorized but unissued Common Shares or issued Common Shares held in Treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), the Board of Directors of the Company shall use its best efforts promptly to authorize and, subject to the provisions of Section 9(d) hereof make available for issuance additional Common Shares;; Provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-in Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-in Event), which Common Shares and cash shall have an aggregate value equal to the excess of (1) the aggregate current per share market value of all the Common Shares issuable in accordance with subsection (ii) of this Section 11.(a) upon the exercise of a Right (the "Exercise Value") over (2) the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

         (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having equivalent rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per share market price of the Preferred Shares (as determined pursuant to Section 11.(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities 80 to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at an annual rate not in excess of $2.00 per one- hundredth of a Preferred Share), assets, stock (other than a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11.(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as determined pursuant to Section 11.(d) hereof) on such record date or, if earlier, the date on which Preferred Shares begin to trade on an ex-dividend or when-issued basis with respect to such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness 80 to be distributed (in the case of periodic cash dividends, only that portion in excess of an annualized dividend rate of $2.00 per one-hundredth of a Preferred Share) or of such subscription rights, options or warrants applicable to one Preferred Share, and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d)(i) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days immediately prior to such date; Provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors of the Company. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in Section 11.(d)(i), other than the last sentence thereof. If the current per share market price of the Preferred Shares cannot be determined in the manner provided above, the current per share market price of the Preferred Shares shall be conclusively deemed to be an amount equal to the current per share market price of the Common Shares multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the Common Shares occurring after the date of this Agreement). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, or the subject of available bid and asked quotes, "current per share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the current per share market price of one one-hundredth of a Preferred Share shall be equal to the current per share market price of one Preferred Share divided by 100.

         (e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11.(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a Common Share or other share or one hundred-thousandth of a Preferred Share, as the case may be e Notwithstanding the first sentence of this Section 11(e)), any adjustment required by Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11.(a)
(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in this Section 11 and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

Price, the number of Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11.(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11.(b) hereof and Section 11.(c) hereof made with respect to a distribution of subscription rights, options or warrants applicable to Preferred Shares, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one hundred-thousandth of a Preferred Share) obtained by (i) multiplying the number of one one-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each Of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights t indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number or kind of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificate issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares (or fractions thereof) at such adjusted Purchase Price.

         (1) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Preferred Shares or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise), capital stock or securities upon the occurrence of the event requiring such adjustment.

         (m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of Preferred Shares at less than the current per share market price therefor, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends, or
(v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

         (n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares,
(iii) combine the outstanding Common Shares into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the outstanding Common Shares, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event.

                 (o) The Board of Directors of the Company may, at its option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.(a) (ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the-foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Party), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this
         Section 11.(o), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to this Section 11.(o), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which i5 mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11.(a) ii) hereof) held by each holder of Rights. In any exchange pursuant to this
         Section 11.(o), the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) cash, (ii) debt securities of the Company, (iii) other assets, or (iv) any combination of the foregoing, in any event having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the current market value of one Common Share (determined pursuant to Section 11.(d) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11.(o). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share (determined pursuant to Section 11.(d) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11.(o).

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13(a) hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and the Preferred Shares, a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 25 hereof.

         Section 13. Consolidation. Merger or Sale or Transfer of Assets or Earning Power.
(a) In the event that, following the Share Acquisition Date, directly or indirectly:

                 (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger; or

         (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation. all or Dart of the Common

Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

         (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims And not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11.(d) hereof), on the date of consummation of such Flip-over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.

For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used and shall be conclusive for all purposes.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depository receipts pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depository receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be the closing price of one one-hundredth of a Preferred Share (determined pursuant to Section 11.(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (determined pursuant to the second sentence of Section 11.(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain Any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate or Common Share certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                 (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

                 (c) subject to Sections 7(d) and 11.(a) (ii) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                 (d) the holder expressly waives any right to receive any fractional rights or any fractional shares upon exercise of a Right, except as otherwise provided in Section 14 hereof;

                 (e) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder of any Right Certificate, as such, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof or exchanged pursuant to the provisions of Section 11.(o) hereof.

Section 18. CONCERNING THE RIGHTS AGENT. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate evidencing Preferred Shares or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a E successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates 80 countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President or any Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized And doing business under the laws of the United States or of the States of Ohio or New York (or of any other state Of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New York), in good standing, having a principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred

Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any-of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. REDEMPTION. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall publicly announce such action, and within 10 calendar days thereafter, the Company shall give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11.(d) hereof), at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

         (c) At any time following the Share Acquisition Date, a majority of the members of the Board of Directors may relinquish any or all of the rights to redeem the Rights under Section 23(a) hereof by duly adopting a resolution to that effect. Promptly after adoption of such a resolution, the Company shall publicly announce such action. Immediately upon adoption of such resolution, the rights of the Board of Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and without any notice.

         Section 24. NOTICE OF CERTAIN EVENTS. (a) In case, after the Distribution Date, the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend at an annual rate not in excess of $2.00 per one-hundredth of a Preferred Share), (ii) to offer to the holders of Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares) or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (i) or (ii) above, at least 20 calendar days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier.

         (b) In case any Triggering Event shall occur, then, in each such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

         Section 25. NOTICES. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                           The Lamson & Sessions Co.
                                           25701 Science Park Drive
                                           Cleveland, Ohio 44122
                                           Attention:  Secretary

         (b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                           National City Bank
                                           1900 East Ninth Street
                                           5th Floor
                                           National City Center
                                           Cleveland, Ohio 44114
                                           Attention: Corporate Trust Department

         (c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent.

         Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, if the Company so directs, the Company and the Rights Agent shall supplement or amend any provision of this Agreement in any manner which the Company may deem desirable without the approval of any holders of Rights or certificates representing Common Shares. From and after the Distribution Date, if the Company, upon approval by a majority of the members of the Board of Directors, so directs, the Company and the Rights Agent shall supplement or amend this Agreement without the approval of any holders of Rights or Certificates representing Common Shares in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company, upon such approval, may deem desirable, including without limitation the addition of other events requiring adjustment to the Rights under Sections 11 or 13 or procedures relating to the redemption of the Rights, which change, amendment or supplement shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended pursuant to this sentence to lengthen, pursuant to clause (iii) of this sentence, any time period unless such lengthening is specifically contemplated hereby or is for the purpose of protecting, enhancing or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity or effective date of any supplement or amendment adopted by the Company. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which decreases the stated Redemption Price or the period of time remaining until the Final Expiration Date.

         Section 27. SUCCESSORS: CERTAIN COVENANTS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares).

         Section 29. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 30. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal substantive laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.
         Section 31. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 32. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     THE LAMSON & SESSIONS CO.

[SEAL]

Attest:



By: /s/ Alan L. Miller               By: /s/ John B. Schulze
   ---------------------------          -----------------------------
    Alan L. Miller, Secretary            John B. Schulze, President



[SEAL]

Attest:                              NATIONAL CITY BANK



By: /s/ Joseph A. Hirka              By: /s/ Lisa B. Brady
   ---------------------------          -----------------------------
    Joseph A. Hirka,                     Lisa B. Brady,
    Vice President                       Assistant Vice President

                                                                       Exhibit A
                                SUBDIVISION B-2
                   EXPRESS TERMS OF THE CUMULATIVE REDEEMABLE
                       SERIAL PREFERENCE STOCK, SERIES I:


         Section 1 DESIGNATION OF SERIES. Here is established hereby a series of Serial Preference Stock that shall be designated "Cumulative Redeemable Serial Preference Stock, Series II" (hereinafter sometimes called this "Series" or the "Series I: Preference Shares") and that shall have the terms set Forth in this Subdivision B-2

        Section 2 NUMBER OF SHARES. The number of shares of this Series shall be 200,000

Section 3 DIVIDEND RATE AND PAVEMENT. (a) The holders of record of Series II Preference Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereto, subject to the prior preference with respect to dividends upon the corporation's Serial Preferred Stock set forth in Section 2 of Subdivision A, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series I:
Preference Share or fraction Of a Series I: Preference Share in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares, or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series II Preference Share or fraction of a Series $: Preference Share In the event the corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount of the quarterly dividend which holders of Series II Preference Shares were entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately Prior to such event

         (b) Dividends shall begin to accrue and be cumulative on outstanding Series I: Preference Shares from the Quarterly Dividend Payment Date next ~ receding the data of issue of such Series II Preference Shares unless the date of issue of such shares (i) is on or prior to the record date for the first Quarterly Dividend Payment Date in which case dividends on such shares shall begin to accrue from the date of issue of such shares or (ii) is a Quarterly Dividend Payment Date or a date after the record date for the determination of holders of Series II Preference Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrues and be cumulative from such Quarterly Dividend Payment Date Accrued but unpaid dividends shall rot bear interest No dividends shall be paid upon or declared and set apart for any series II Preference Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor shall be paid upon or declared and set apart for all Serial Preference Stock of all series then outstanding and entitled to receive such dividend The Board of Directors may fix a record date for the determination of holders of Series II Preference Shares entitled to receive payment of a dividend or distribution declared thereon which record date shall not be more than 40 days prior to the date fixed for the payment thereof.

Section 4 OPTIONAL REDEMPTION. (a) Subject to the express terms-s of each series c: Serial Preference Stock and to the provisions of Section 5(c)(3) of Subdivision B and in accordance Section 3 of Subdivision B the Series I:
Preference Shares shall be redeemable from time to time at the option of the Board of Directors of the corporation as a whole or in part at any time at a redemption price per share equal to ore hundred times the then applicable Purchase Price as defined that certain Rights Agreement dated as of August 22 1988 between the corporation and National City Bank (the "Rights Agreement"), as the same may be from time to time amended in accordance with its terms which Purchase Price la 547 00 as of August 22 1988, subject to adjustment from time to time as provided in the Rights Agreement Copies of the Rights Agreement are available from the corporation upon request in the event that fewer than all of the outstanding series II Preference Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board of Directors

         (b) Any Series II Preference Shares purchased or otherwise acquired by the corporation in any manner whatsoever, including, without limitation, by a redemption pursuant to Section 4 (a) hereof, shall be retired and canceled promptly after the acquisition thereof All such shares shall upon their cancellation become authorized but unissued shares of Serial Preference Stock and may be reissued as part of a new series of Serial Preference Stock subject to the conditions and restrictions set forth herein, in the Amended Articles of Incorporation, or in any other Certificate of Adoption of Amendment creating a series Of Serial Preferred or Preference Stock or as required by law

         Section 5. LIQUIDATION. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (hereinafter referred to as a "Liquidation"), and subject to the prior preference with respect to distributions to holders of Serial Preferred Stock, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series II Preference Shares, unless, prior thereto, the holders of Series II Preference Shares shall have received at least an amount per share (rounded to the nearest cent) equal to, subject to tie provision for adjustment hereinafter set forth, one hundred times the aggregate amount to be distributed per share to holders of Common Shares (the "Series II Liquidation Preference" ), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment

         (b) In the event, however, that the net assets of the corporation are not sufficient to pay in full the amount of the Series II Liquidation Preference and the liquidation preferences of all other series of Serial Preference Stock, if any, which rank on a parity with the Series II Preference Shares as to distribution of assets in Liquidation, all shares of this Series and of such other series of Serial Preference Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they Are respectively entitled (c) In the event the corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common

Shares, then in each such case the amounts to which holders of Series II Preference Shares were entitled to receive upon a Liquidation immediately prior to such event pursuant to paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event

         (d) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the corporation, shall not be deemed to be a Liquidation for the purposes of this Section 5

         Section 6 VOTING.   The holders of Series II Preference Shares will
have no voting rights except as otherwise provided in Section 5 of Subdivislon B and as required by law

         Section 7 CONVERSION RIGHTS. The Series II Preference Shares shall not be convertible into common Shares.

         Section 8 FRACTIONAL SHARES. The corporation may issue fractions and certificates representing fractions of a Series II Preference Share in integral multiples of one one-hundredth of a Series II Preference Share, or in lieu thereof, at the election of the Board of Directors of the corporation, evidence such fractions by depository receipts, pursuant to an appropriate agreement between the corporation and a depository selected by it, provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences of the holders of Series II Preference Shares In the event that fractional Series II Preference Shares are issued, the holders thereof shall have all the rights provided herein Shareholders of full shares of Series II Preference Shares in the proportion which such fractional share bears to a full share.

                                                                       Exhibit B

Form of Right Certificate
Certificate No. R-
                                                            _____________ Rights

          NOT EXERCISABLE AFTER AUGUST 22, 1998 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT 50. O1 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.


                               Right Certificate

                           THE LAMSON & SESSIONS CO.


This certifies that , ____________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 22, 1988, as amended and restated as of February 14, 1990 (the "Rights Agreement"), between The Lamson & Sessions Co., an Ohio corporation (the "Company"), and National City Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on August 22, 1998 at the principal office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Cumulative Redeemable Serial Preference Stock, Series II, without par value (the "Preferred Shares"), of the Company, at a purchase price of $47 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 22, 1988, based on the Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         Pursuant to the Rights Agreement, from and after the later of the Distribution Date and the first occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), (i) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof, (iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be canceled.

         This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the holder to purchase a like number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered shall have entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

         The Company is not required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one- hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depository receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Preferred Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised in accordance with the provisions of the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________________________ 19_

ATTEST:                                            THE LAMSON & SESSIONS CO.




                                        By:
---------------------------------          ----------------------------------
           Secretary                                       Title:



 [SEAL]

Countersigned:

NATIONAL CITY BANK


                     By:
                        -------------------------------------------------
                                        Authorized Signature

                   Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

        (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,_____________________________ hereby sells, assigns and transfers unto_____________________________________________________________
___________________________________________________________________________
                 (Please Print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

                     Dated:     __________________, 19___


                                               ___________________________
                                                        Signature



Signature Guaranteed:



                                  CERTIFICATE
                                  -----------

                 The undersigned hereby certifies by checking the appropriate boxes that:

         the Rights evidenced by this Right Certificate [ ] are [ ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

         after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.



Dated:  __________________, 19___


                                                 ____________________________
                                                           Signature

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate)


TO THE LAMSON & SESSIONS CO.:

         The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the one one-hundredths of a Preferred Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

Please insert social security
or other identifying number:___________________________________________________

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:___________________________________________________

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

Optional Election to Exercise without Payment of Cash:

         With respect to the exercise of ________________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of Common Shares or other securities having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Common Shares or other securities that would have been issuable upon the exercise thereof upon payment of the cash amount as provided in the Rights Agreement, and (ii) the amount of such cash payment.

Dated:     __________________, 19___


                                          _____________________________
                                                     Signature


Signature Guaranteed:

                                  CERTIFICATE
                                  -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate [ ] are t ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:     __________________, 19___


                                          ______________________________
                                                      Signature



                                     NOTICE
                                     ------

         Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                                                       Exhibit C
                                                                       ---------

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


         The Board of Directors of The Lamson & Sessions Co. (the "Company") on August 22, 1988 declared a dividend distribution of one right (a "Right") for each outstanding Common Share, without par value (the "Common Shares"), of the Company. The distribution was paid on September 7, 1988 (the "Record Date") to the shareholders of record as of the close of business on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Cumulative Redeemable Serial Preference Stock, Series II, without par value (the "Preferred Shares"), of the Company at a price of $47 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 22, 1988, as amended and restated as of February 14, 1990 (the "Rights Agreement"), between the Company and National City Bank, as Rights Agent (the "Rights Agent").

         Until the earliest to occur of (i) the close of business on the tenth calendar day (or such later date as may be specified by the Board of Directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), (ii) the close of business on the tenth calendar day following the commencement of a tender offer or exchange offer by a person or group of affiliated or associated persons, the consummation of which would result in beneficial ownership by such person or group of 15% or more of the outstanding Common Shares, or (iii) the close of business on the tenth calendar day following the first date of public announcement of the first occurrence of a Flip-in Event or a Flip-over Event (as such terms are hereinafter defined) (the earliest of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares in respect of which Rights have been issued will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         No Right is exercisable at any time prior to the Distribution Date. The Rights will expire on August 22, 1998 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation the right to vote or to receive dividends.

         The Purchase Price payable, and the number of Preferred Shares or other securities issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,
(ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or cash (excluding regular periodic cash dividends), assets, stock (excluding dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on the Common Shares payable in Common Shares or subdivision, combination or reclassification of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event (a "Flip-in Event") that (i) any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding Common Shares, (ii) any Acquiring Person merges into or combines with the Company and the Company is the surviving corporation or any Acquiring Person effects certain other transactions with the Company, as described in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, there shall be any reclassification of securities or recapitalization or reorganization of the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which, from and after the later of the Distribution Date and the date of the earliest of any such events, will be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities of the Company) having a market value of two times the exercise price of the Right.

         In the event (a "Flip-over Event") that, following the first date of public announcement that a person has become an Acquiring Person, (i) the Company merges with or into any person and the Company is not the surviving corporation, (ii) any person merges with or into the Company and the Company is the surviving corporation, but its Common Shares are changed or exchanged, or
(iii) 50% or more of the Company's assets or earning power, including without limitation securities creating obligations of the Company, are sold, proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock (or, under certain circumstances, an economically equivalent security or securities) of such other person which at the time of such transaction would have a market value of two times the exercise price of the Right.

         At any time after the later of the Distribution Date and the first occurrence of a Flip-in Event or a Flip-over Event and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than any Rights which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment in the Purchase Price of at least 1%. The Company is not required to issue fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the option of the Company, be evidenced by depository receipts) or fractional Common Shares or other securities issuable upon the exercise of Rights. In lieu of issuing such securities, the Company may make a cash payment, as provided in the Rights Agreement.

         The Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), at any time prior to the close of business on the later of (i) the Distribution Date and (ii) the first date of public announcement that a person has become an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The Rights Agreement may be amended by the Company without the approval of any holders of Right Certificates prior to the Distribution Date in any manner which the Company may deem desirable. From and after the Distribution Date, the Company may, upon approval of a majority of the Directors, amend the Rights Agreement without the approval of any holders of Right Certificates in any manner which the Company, upon such approval, may deem desirable and which will not adversely affect the interests of the holders of the Rights Certificates (other than an Acquiring Person). No amendment may be made which will decrease the stated Redemption Price or the period of time remaining until the Final Expiration Date.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8- A, which Registration Statement has been amended by a Form 8 amendment. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights is as of February 14, 1990, does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by this reference.